[DESCRIPTION]   Consent of Independent Auditors

                                                                  Exhibit 23.2
                                                                  ------------
                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Trans World Entertainment Corporation 1994 Stock Option Plan and to the incorporation by reference therein of our report dated March 24, 1994, with respect to the consolidated financial statements of Trans World Entertainment Corporation included in its
Annual Report	(Form 10-K) for the  year  ended  January 28, 1995, filed with the Securities and Exchange Commission.


                                                /s/Ernst & Young LLP

Syracuse, New York
May 10, 1995

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